UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): August 5, 2015

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On August 4, 2015, ION Geophysical Corporation (the “Company”) and its material U.S. subsidiaries, ION Exploration Production (U.S.A.), Inc., I/O Marine Systems, Inc. and GX Technology Corporation (collectively, the “Subsidiary Borrowers” and together with the Company, the “Borrowers”), amended the terms of their senior secured credit facility (the “Credit Facility”). The First Amendment to Revolving Credit and Security Agreement dated effective as of August 3, 2015 (the “First Amendment”) modified certain provisions of the revolving credit and security agreement dated as of August 22, 2014, among the Borrowers, the lenders party thereto and PNC Bank, National Association (“PNC”), as agent for the lenders.
The original provisions of the Credit Facility provided for a revolving line of credit of up to $80.0 million in total borrowings outstanding (including outstanding letter of credit obligations), subject to a borrowing base. The original revolving credit and security agreement also required that the Company not exceed a maximum senior secured leverage ratio (defined as the ratio of (x) total senior funded debt to (y) the Company’s EBITDA) of 3.0 to 1 as of the end of each fiscal quarter.
The terms of the First Amendment contemplated PNC becoming the sole lender under the Credit Facility and, among other things:

•	the reduction of the maximum amount of the revolving line of credit under the Credit Facility from $80.0 million to $40.0 million,

•	the elimination of the requirement to maintain a maximum senior secured leverage ratio,

•	the elimination of qualified cash from the borrowing base calculation under the Credit Facility,

•	the addition of a percentage of the net orderly liquidation value of the Company’s multi-client data library to the borrowing base calculation under the Credit Facility (not to exceed $15.0 million),

•	the removal of the accordion features under the Credit Facility for both the revolving line of credit and the last out term loan,

•	the reduction of the unbilled receivables sublimit under the Credit Facility from $45.0 million to $25.0 million,

•	an increase in the interest rates under the Credit Facility,

•	an unused line fee of 0.75% per annum with no adjustment based on usage, and

•	the approval of the sale of certain domestic data library programs.

The Company will continue to be subject to the requirement under the Credit Facility to maintain a minimum fixed charge coverage ratio of 1.1 to 1 as of the end of each fiscal quarter during the existence of a covenant testing trigger event. The fixed charge coverage ratio is defined as the ratio of (i) the Company’s EBITDA, minus unfunded capital expenditures made during the relevant period, minus distributions (including tax distributions) and dividends made during the relevant period, minus cash taxes paid during the relevant period, to (ii) certain debt payments made during the relevant period. A covenant testing trigger event occurs upon (a) the occurrence and continuance of an event of default under the Credit Facility or (b) the failure to maintain certain measures of liquidity specified in the Credit Facility.
Both immediately before and after giving effect to the First Amendment, there was no outstanding indebtedness under the Credit Facility. As amended pursuant to the First Amendment, the borrowing base under the Credit Facility will increase or decrease monthly using an amended formula based on certain eligible receivables, eligible inventory and other amounts, including a percentage of the net orderly liquidation value of the Company’s multi-client data library (not to exceed $15.0 million for the multi-client data library data component). The amended formula also removes the qualified cash component of up to $20.0 million. In connection with the First Amendment, an updated independent appraisal (including with respect to the Company’s multi-client data library) is being obtained, which will be used in the borrowing base formula determination.
As amended pursuant to the First Amendment, the interest rates per annum on borrowings under the Credit Facility are now, at the Company’s option, (i) an alternate base rate equal to the highest of (a) the prime rate of PNC Bank, (b) a federals funds effective rate plus 0.50% or (c) a LIBOR-based rate plus 1.0%, plus an applicable interest margin of 2.50% (increased from 1.50%), or (ii) a LIBOR-based rate, plus an applicable interest margin of 3.50% (increased from 2.50%).
In addition, the First Amendment eliminated the $50,000 annual agency fee and provided for an amendment fee of $40,000.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.02.    Results of Operations and Financial Condition
On August 5, 2015, ION Geophysical Corporation (the “Company”) issued a press release containing information regarding the Company’s results of operations for the quarter ended June 30, 2015. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The text set forth in Item 1.01 regarding the terms and conditions of the First Amendment is incorporated into this section by reference.
Item 7.01.    Regulation FD Disclosure
In conjunction with the above press release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Thursday, August 6, at 10:00 a.m. Eastern Time (9:00 a.m. Central). The information for accessing the conference call is included in the press release. The webcast of the conference call will be accompanied by a slide presentation, a copy of which is furnished as Exhibit 99.2 hereto.
The information contained in Items 2.02 and 7.01 and the exhibits of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
The information contained in this report and the attached exhibits contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may include statements concerning future sales, earnings, revenues and market growth, timing of sales, future liquidity and cash levels and future cash needs and sources of cash, including availability under our revolving line of credit facility, expected outcomes of litigation, future compliance with our debt financial covenants, sales expected to result from backlogs and pipelines, benefits expected to result from OceanGeo and the INOVA Geophysical joint venture and related transactions, estimates regarding future commodity prices, future investments and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risks associated with pending and future litigation, including the risk that an unfavorable outcome in the lawsuit brought by WesternGeco could have a materially adverse effect on our financial results and liquidity; audit adjustments and other modifications to the Company’s financial statements not currently foreseen; the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; economic downturns and volatile credit environments; international political and economic events and turmoil; the operation, prospects and performance of OceanGeo and the INOVA Geophysical joint venture; the Company’s level and terms of indebtedness, including compliance with debt covenants; competitors’ product offerings and pricing pressures resulting therefrom; risks that sources of capital may not prove adequate; collection of receivables; and technological and marketplace changes affecting the Company’s product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the SEC, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01.    Financial Statements and Exhibits
(a)    Financial statements of businesses acquired.
Not applicable.
(b)    Pro forma financial information.
Not applicable.
(c)    Shell company transactions.
Not applicable.
(d)    Exhibits.

Exhibit Number	Description

10.1
First Amendment to Revolving Credit and Security Agreement dated as of August 4, 2015 among PNC Bank, National Association, as lender and agent, the lenders from time to time party thereto, as lenders, with ION Geophysical Corporation, ION Exploration Products (U.S.A.), Inc., I/O Marine Systems, Inc. and GX Technology Corporation, as borrowers.

99.1	Press Release dated August 5, 2015.

99.2	August 6, 2015 Conference Call Presentation Slides.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015

ION GEOPHYSICAL CORPORATION

By:	/s/ Jamey S. Seely
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment to Revolving Credit and Security Agreement dated as of August 3, 2015 among PNC Bank, National Association, as lender and agent, the lenders from time to time party thereto, as lenders, with ION Geophysical Corporation, ION Exploration Products (U.S.A.), Inc., I/O Marine Systems, Inc. and GX Technology Corporation, as borrowers.

99.1	Press Release dated August 5, 2015
99.2	August 6, 2015 Conference Call Presentation Slides.